                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the inclusion in the Filing of Amendment Number 3 for the Registration Statement of United Financial Mortgage Corp. on Form SB-2 of our report dated July 11, 2003 on the financial statements of United Financial Mortgage Corp. appearing in the April 30, 2003 Annual Report on Form 10-KSB of United Financial Mortgage Corp. and to the reference to us under the caption "Experts" in the related prospectus.





                                         /s/ Crowe Chizek and Company LLC


Oak Brook, Illinois

December 9, 2003